Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement Nos. 333-289237 and 333-259659 on Form S-8 and Registration Statement Nos. 333-289236 and 333-258823 on Form S-3 (as converted by post-effective amendment) of our reports dated February 17, 2026, relating to the financial statements of Hillman Solutions Corp. and the effectiveness of Hillman Solutions Corp.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 27, 2025.

/s/ DELOITTE & TOUCHE LLP
Cincinnati, Ohio
February 17, 2026